OMB APPROVAL
OMB Number:	3235-0060
Expires:	March 31, 2014
Estimated average burden
hours per response	5.00

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 14, 2012

BFC FINANCIAL CORPORATION

(Exact name of registrant as specified in its charter)

Florida	001-09071	59-2022148
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2100 West Cypress Creek Road, Fort Lauderdale, Florida	33309
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 954-940-4900

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Item 1.01 Entry into a Material Definitive Agreement.

As previously disclosed, on November 11, 2011, BFC Financial Corporation (“BFC”) entered into a merger agreement (the “2011 Merger Agreement”) with Bluegreen Corporation (“Bluegreen”) which contemplated the merger of Bluegreen with and into a wholly owned subsidiary of BFC and for holders of Bluegreen’s common stock (other than BFC, directly or indirectly through its subsidiaries) to receive eight shares of BFC’s Class A Common Stock for each share of Bluegreen’s common stock that they held at the effective time of the merger. Consummation of the merger pursuant to the 2011 Merger Agreement was subject to a number of closing conditions, including the listing of BFC’s Class A Common Stock on a national securities exchange at the effective time of the merger. Due to the inability to satisfy all required closing conditions and in connection with the parties’ entry into the 2012 Merger Agreement described below, effective November 14, 2012, the parties agreed to terminate the 2011 Merger Agreement.

On November 14, 2012, BFC, Woodbridge Holdings, LLC, a wholly owned subsidiary of BFC (“Woodbridge”), and BXG Florida Corporation, a wholly owned subsidiary of Woodbridge (“Merger Sub”), entered into a new definitive merger agreement with Bluegreen (the “2012 Merger Agreement”) pursuant to which Merger Sub would merge with and into Bluegreen (the “Merger”), with Bluegreen continuing as a surviving corporation of the Merger and a wholly owned subsidiary of Woodbridge. Subject to the terms and conditions of the 2012 Merger Agreement, which has been approved by a special committee comprised of Bluegreen’s independent directors and the boards of directors of both BFC and Bluegreen, Bluegreen’s shareholders (other than BFC, directly or indirectly through its subsidiaries, and shareholders of Bluegreen who duly exercise appraisal rights in accordance with Massachusetts law) will receive consideration of $10.00 in cash for each share of Bluegreen’s common stock that they hold at the effective time of the Merger (the “Merger Consideration”). In addition, each option to acquire shares of Bluegreen’s common stock that is outstanding at the effective time of the Merger, whether vested or unvested, will be canceled in exchange for the holder’s right to receive the excess, if any, of the per share Merger Consideration over the exercise price per share of the option. Each Bluegreen restricted stock award outstanding at the effective time of the Merger, whether vested or unvested, will convert into the right to receive the per share Merger Consideration. The aggregate Merger Consideration is expected to be approximately $150 million.

Consummation of the Merger is subject to a number of closing conditions, including the approval of Bluegreen’s shareholders and Woodbridge obtaining the financing necessary to pay the aggregate Merger Consideration. Woodbridge expects to fund the Merger through debt or equity financing, including by issuing up to 46% of the equity interests in Woodbridge and utilizing Bluegreen’s assets.

The parties have also made customary representations, warranties and covenants in the 2012 Merger Agreement, including, among others, covenants by BFC, Woodbridge and Merger Sub to use their reasonable best efforts to secure the financing necessary to consummate the Merger and covenants by Bluegreen to assist with such financing efforts and to operate its business in the ordinary course consistent with past practice during the period between the execution of the 2012 Merger Agreement and the consummation of the Merger. In addition, as was the case with the 2011 Merger Agreement, the 2012 Merger Agreement provides for all six of the directors of Bluegreen who are not also directors of BFC to be appointed to BFC’s board of directors at the effective time of the Merger.

The companies currently expect to consummate the Merger promptly after all conditions to closing are satisfied.

BFC, indirectly through Woodbridge, currently owns approximately 54% of the issued and outstanding shares of Bluegreen’s common stock. In addition, Alan B. Levan, Chairman, Chief Executive Officer and President of BFC, and John E. Abdo, Vice Chairman of BFC, serve as Chairman and Vice Chairman, respectively, of Bluegreen’s board of directors.

The foregoing description of the 2012 Merger Agreement is qualified in its entirety by reference to the full text of the agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference.

The 2012 Merger Agreement contains representations and warranties made by the parties as of specific dates and solely for their benefit. The representations and warranties reflect negotiations between the parties and are not intended as statements of fact to be relied upon by the companies’ respective shareholders; in certain cases, merely represent allocation decisions among the parties; and have been modified or qualified by correspondence or confidential disclosures that were made between the parties in connection with the negotiation of the 2012 Merger Agreement, which disclosures are not reflected in the 2012 Merger Agreement itself, may no longer be true as of a given date or may apply standards of materiality in a way that is different from what may be viewed as material by shareholders. Accordingly, the representations and warranties may not describe the actual state of affairs at the date they were made or at any other time and shareholders should not rely on them as statements of fact. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the 2012 Merger Agreement, and any subsequent information may or may not be fully reflected in public disclosures.

Item 1.02 Termination of a Material Definitive Agreement.

The information set forth in Item 1.01 above relating to the termination of the 2011 Merger Agreement is incorporated by reference into this Item 1.02.

Item 8.01 Other Events.

Prior to the opening of the markets on November 15, 2012, BFC and Bluegreen issued a joint press release announcing the termination of the 2011 Merger Agreement and their entry into the 2012 Merger Agreement. A copy of the press release is attached as Exhibit 99.1 hereto.

###

This Current Report on Form 8-K contains forward-looking statements based on current expectations that involve a number of risks and uncertainties. The forward looking statements in this press release are also forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and involve substantial risks and uncertainties. These risks and uncertainties include, but are not limited to those relating to the proposed Merger described herein, the potential benefits of the Merger, that financing for the Merger may not be obtainable on acceptable terms, or at all, and the risk that the Merger may not otherwise be consummated in accordance with the contemplated terms, or at all. Reference is also made to the risks and uncertainties detailed in reports filed by BFC and Bluegreen with the SEC, including the “Risk Factors” sections thereof, which may be viewed on the SEC's website at www.sec.gov. Readers are cautioned that the foregoing factors are not exclusive.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 2.1	Agreement and Plan of Merger, dated as of November 14, 2012, by and among BFC Financial Corporation, Woodbridge Holdings, LLC, BXG Florida Corporation and Bluegreen Corporation

Exhibit 99.1	Joint press release dated November 15, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BFC FINANCIAL CORPORATION

Date: November 15, 2012	By:	/s/ John K. Grelle
John K. Grelle,
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

2.1	Agreement and Plan of Merger, dated as of November 14, 2012, by and among BFC Financial Corporation, Woodbridge Holdings, LLC, BXG Florida Corporation and Bluegreen Corporation

99.1	Joint press release dated November 15, 2012